Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-263864 and No. 333-275151) on Form S-3 of our report dated August 1, 2024, with respect to the consolidated financial statements of National Rural Utilities Cooperative Finance Corporation.

/s/ KPMG LLP

McLean, Virginia
August 1, 2024